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                                                                    EXHIBIT 23.9

                      [LETTERHEAD OF ARTHUR ANDERSEN LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this S-4 registration statement (No. 33-57033), filed by Westamerica Bancorporation, of our report dated March 31, 1993 on our audit of the Napa Valley Bancorp's financial statements for the year ended December 31, 1992, included (or incorporated by reference) in Westamerica Bancorporation's 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement. It should be noted that we have performed no audit procedures subsequent to March 31, 1993, the date of our report. Furthermore, we have not audited any financial statements of Napa Valley Bancorp as of any date or for any period subsequent to December 31, 1992.


                                      /s/ ARTHUR ANDERSEN LLP

San Francisco, California
 January 31, 1995